TERMINATION AGREEMENT AND MUTUAL RELEASE

THIS TERMINATION AGREEMENT AND MUTUAL RELEASE (the “Release”) is made and entered into on this 15th day of October 2008, by and among (1) Distribution Management Consolidators Worldwide, LLC, a Delaware limited liability company having its principal place of business at 105 Madison Avenue, New York, NY 10016 (“DMC Worldwide”), (2) Neonode, Inc., a corporation having a principal place of business at 4000 Executive Pkwy., Suite 200, San Ramon, CA 94583 (“Neonode”), (3) Neonode AB, a Swedish corporation having a principal place of business at Warfvingesv’g 45, SE-112 51 Stockholm, Sweden (“Neonode AB”) (Neonode AB together with Neonode, the “Neonode Parties”), and (4) Neonode USA, LLC, a Delaware limited liability company having a principal place of business at 105 Madison Avenue, New York, NY 10016 (“Neonode USA”) (all the parties together, the “Parties,” and each individually, a “Party”).

WHEREAS, DMC Worldwide and Neonode entered into a Formation and Contribution Agreement, dated January 8, 2008, pursuant to which DMC Worldwide and Neonode formed Neonode USA (the “Formation Agreement”); and

WHEREAS, the Neonode Parties and Neonode USA entered into a License Agreement, dated January 8, 2008, pursuant to which the Neonode Parties granted certain license rights to Neonode USA (the “License Agreement”); and

WHEREAS, the Parties wish to terminate the Formation Agreement, with the exception of Section 7.3; terminate the License Agreement; dissolve Neonode USA; and release any and all claims among them in connection with the Formation Agreement and the License Agreement, and any other claims or causes of action of whatsoever nature related to Neonode USA through the date of this Release;

NOW, THEREFORE, the Parties agree as follows:

1.    Payment. Neonode shall pay DMC Worldwide the sum of Two Hundred Twenty-Five Thousand Dollars ($225,000) in full satisfaction and settlement of any and all claims, demands or causes of action of whatsoever nature (including but not limited to reimbursement of expenses incurred and/or additional capital contributions made) that DMC Worldwide may have in connection with the Formation Agreement, the License Agreement, and/or with Neonode USA through the date of this Release. If for any reason a bankruptcy court of competent jurisdiction requires DMC Worldwide to disgorge all or any part of the payment received pursuant to this agreement, then DMC Worldwide shall have the right to demand payment of the amount so disgorged from PA Brazil Holding B.V., a Dutch corporation.

2.    Dissolution of Neonode USA.

2.1    The Parties agree to the dissolution of Neonode USA, and shall jointly take all steps necessary to dissolve Neonode USA.

2.2    Neonode and DMC Worldwide will execute and deliver such further instruments and perform such further acts as may be required to carry out the dissolution of Neonode USA.

2.3    Except for activities required to carry out the dissolution of Neonode USA, Neonode USA shall not engage in any activities, perform any business, or incur any liabilities.

2.4    The Parties acknowledge that Neonode USA has no indebtedness to Neonode or to DMC Worldwide.

3.    Return of Amounts Deposited in Escrow. The deposits by each of Neonode and DMC Worldwide, in the amount of $250,000 each, with their respective attorneys shall be returned to Neonode and DMC Worldwide, respectively. The Parties acknowledge that none of them now has or ever had any interest in said escrow deposits by reason of the Formation Agreement or the formation or operations of Neonode USA.

4.    Mutual Release. Except for the obligations set forth and/or reaffirmed in this Release, each Party, on behalf of itself and its owners, affiliates, predecessors, successors, and assigns, hereby fully releases and forever discharges each and every other Party, including its affiliates, predecessors, successors, and assigns, from any and all actions, causes of action, suits, proceedings, claims, payment or other monetary obligations, and demands of any type or nature whatsoever, which such Party now has or hereafter may have, whether known or unknown, which are in any manner whatsoever, directly or indirectly, connected with or related to: (a) the Formation Agreement, (b) the License Agreement, or (c) Neonode USA. Each Party waives the protection of any applicable statute which provides that a general release does not extend to claims which the releasing party is not aware of at the time of executing the release.

5.    Termination of Agreements

5.1    The Parties acknowledge and agree that, except for (a) Section 7.3 (Option to Purchase or Sell/Appraisal Rights) which shall survive until June 30, 2009, and (b) Article 9 (Confidentiality) which shall survive for a period of two (2) years from the date of this Release, the Formation Agreement is hereby rendered null and void, without further force or effect whatsoever, and that each Party’s rights and obligations, if any, under the Formation Agreement are hereby terminated.

5.2    The Parties acknowledge and agree that, except for Article 5 (Confidentiality) which shall survive, the License Agreement is null and void, without further force or effect whatsoever, and that each Party’s rights and obligations, if any, under the License Agreement are hereby terminated.

5.3    Notwithstanding the above, in the event that prior to June 30, 2009, Neonode sells all or any part of the intellectual property owned by Neonode AB to an unaffiliated third party, then DMC Worldwide shall be entitled to fifty percent (50%) of the net proceeds from such sale, after the deduction of costs, expenses and taxes relating to such sale.

6.    Non-Disparagement.

6.1    Each Party agrees (and shall direct and cause each of its affiliates, employees, officers, and representatives) not to make disparaging, critical or otherwise detrimental comments to any person or entity concerning the other Parties, and their affiliates, employees, officers and/or representatives, their business affairs or financial condition, or the circumstances surrounding the termination of the Formation Agreement and the License Agreement, and the dissolution of Neonode USA.

6.2    For purposes of this Release, the term “disparage” shall mean any oral or written statement or representation which, directly or by implication, tends, in the minds of a reasonable audience, to create a negative impression about the subject of the statement or representation, but shall not include any statement described in section 6.3 or any factual responses to direct inquiries about Neonode USA or its termination.

6.3    For the avoidance of any doubt, either party may respond to inquiries regarding the termination of the Formation Agreement and the License Agreement and the dissolution of Neonode USA by stating, for example and not by way of limitation, that after the formation of Neonode USA the Neonode Parties changed direction and were interested in taking a different approach to the exploitation of their technology, and therefore Neonode and DMC Worldwide agreed to part ways. .

7.    Non-Admission of Wrongdoing. It is understood and agreed that this Release does not constitute, and should not be construed as, an admission of wrongdoing by any Party.

8.    Entire Agreement. The Parties agree that this Release constitutes the final and binding agreement between them, and, except as expressly set forth otherwise herein, shall supersede any and all other agreements, whether written, oral or implied. This Release may not be amended or modified except by an agreement in writing signed by the Party against whom the enforcement of any modification or amendment is sought.

9.    Governing Law. This release shall be governed by the laws of the State of New York without regard to its conflict of law provisions and any action brought under this Release shall be brought exclusively in New York, NY.

10.    Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

11.    Execution in Counterparts. The Parties agree that this Release may be signed separately in any number of counterparts, all of which together will constitute a valid and binding agreement among all the Parties.

12.    Authority to Sign. Each Party declares that it fully understands and appreciates the meaning of this Release, agrees to its terms, has had an opportunity to review its terms with legal counsel, has full authority to sign, and has signed below of its own free will and accord.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Release.

Distribution Management Consolidators Worldwide, LLC

By:	/s/ Andrew Lowinger
Name:	Andrew Lowinger
Title:	President
Date:	October 22, 2008

Neonode, Inc.

By:	/s/ Per Bystedt
Name:	Per Bystedt
Title:	CEO
Date:	October 22, 2008

Neonode AB

By:	/s/ Per Bystedt
Name:	Per Bystedt
Title:	CEO
Date:	October 22, 2008

Neonode USA, LLC

By:	/s/ Andrew Lowinger
Name:	Andrew Lowinger
Title:	Chairman
Date:	October 22, 2008

PA Brazil Holding B.V.

By:	/s/ M. J. Mulder
Name:	M. J. Mulder
Title:	Director
Date:	October 22, 2008